1.          INDEX OIL AND GAS INC

2.          BRINER GROUP INC

3.          LYNDON WEST AND OTHERS




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                              ACQUISITION AGREEMENT
           relating to shares and warrants in Index Oil & Gas Limited

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THIS  DOCUMENT IS FOR DISTRIBUTION IN THE UNITED KINGDOM ONLY TO PERSONS HOLDING
SHARES IN INDEX OIL & GAS LIMITED. THIS DOCUMENT IS NOT A PROSPECTUS PURSUANT TO
SECTION  85  OF THE FINANCIAL SERVICES AND MARKETS ACT 2000. FOR THE PURPOSES OF
SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, THIS DOCUMENT IS A COMMUNICATION WHICH FALLS WITHIN THE SCOPE OF THE SALE OF BODY CORPORATE EXEMPTION PURSUANT TO REGULATION 62 OF THE FINANCIAL SERVICES AND MARKETS ACT (FINANCIAL PROMOTION) ORDER 2005

THIS AGREEMENT is made on 2 January 2006

BETWEEN

1. BRINER GROUP INC. a corporation with an address for notice and delivery at Suite 510 - 999 West Hastings Street, Vancouver, BC V6C 2W ("BG") and;

2. INDEX OIL AND GAS INC. a corporation incorporated and registered in accordance with the laws of the State of Nevada, USA and having its principal office at 711 South Carson Street, Nevada 89701, USA ("the "Purchaser") and;

3. THE PERSONS WHOSE NAMES AND ADDRESSES are set out in the first column of Schedule 1 ("the A Group Shareholders").

WHEREAS:-

     A. The Purchaser and the A Group Shareholders have agreed terms for the transfer by the A Group Shareholders to the Purchaser of their respective holdings of the Shares and the Warrants for Consideration Shares and Consideration Warrants (as defined below) on the terms of this Agreement.

     B. BG has agreed to enter into this Agreement for the purposes, inter alia, of giving certain warranties and undertakings in favour of the Shareholders (as defined below).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                                  THE AGREEMENT


1. Definitions and Interpretations
-----------------------------------

1.1 In this Agreement:

"AGREEMENT"     means this agreement;


" A Group Shareholders"       means   the  persons  whose  names  and  addresses
                              are set out in the first column of Schedule 1 who have agreed to provide certain warranties in favour of the Purchaser in relation to the business, assets and liabilities of the Company;

"Purchaser Warranties"        means  the  warranties  on  the  part  of  BG  and
                              the Purchaser set out in Clause 10.3 and Part II of Schedule 2;

"BG Disclosure Letter"        means   the  letter  from   BG  to   the  A  Group
                              Shareholders with the same date as this Agreement and described as the BG disclosure letter;

"Claim"                       means  a  claim  under  the   A  Group  Warranties
                              and/or the Purchaser Warranties, as the context may admit;

"Company"                     means  Index  Oil   &  Gas   Limited   a   company
                              incorporated   and  registered  in  England  under
                              registered number 4674411 and having its registered office at Lawrence House, Lower Bristol
                              Road, Bath, BA2 9ET England;

 "Completion"                 means  the  completion  of  the  sale and purchase
                              of  the Shares and the Warrants pursuant to Clause
                              9;

"Completion Date"             means the date of this agreement;

"the Consideration Shares"    means  the  8,796,997  shares  of  common stock in
                              the capital of the Purchaser to be issued and allotted to the A Group Shareholders pursuant to Clause 3;

"the Consideration Warrants"  means  the  503,164  warrants  to  subscribe  for shares of common stock in the capital of the Purchaser to be issued and allotted to the A Group Shareholders pursuant to Clause 3, such warrants to be constituted pursuant to a deed poll of the Purchaser in the agreed form;

"Disclosed"                   means  fairly  disclosed  in  or  under  the  A
                              Group  Disclosure  Letter  or  the  BG  Disclosure
                              Letter as the case may be;

"A Group Disclosure Letter"   means the letter from the A Group Shareholders  to
                              the Purchaser with the same date as this Agreement and described as the A Group disclosure letter;

"Encumbrance"                 any interest or equity  of  any  person (including
                              any  right  to  acquire,  option  or right of pre-
                              emption)  or  any  mortgage, charge, pledge, lien,
                              assignment,   hypothecation,  security,  interest,
                              title retention or any other security agreement or arrangement;

"Market Orderliness"          means   the   principle   that  a  private  or   a
                              public  institution   will   ensure   the   proper
                              regulation of net flows into and out of the market;

"NASDAQ OTC Bulletin
Board" and "NASDAQ"           means  the  National  Association  of   Securities
                              Dealers  Automated   Quotation  system   and   all
                              references to this market shall include all other such markets that the Stock Units are traded on from time to time;

"Party" and " Parties"        means all or any of the parties to  this Agreement
                              as the context requires;

"Restriction Provisions"      means  in  the  case of the A Group  Shareholders,
                              the  restriction  provisions  on   the   sale  and
                              transfer  of  the  Consideration Shares set out in
                              Clause  4  and  in  the  case  of the Shareholders
                              (excluding    the    A  Group   Shareholders)  the
                              restriction provisions on the sale and transfer of Stock Units set out in the relevant Shareholder
                              Agreement;


"Private Placing"             means  the  private  placing  of  8,533,333  Stock
                              Units in the Purchaser at US$0.60 per share to placees pursuant to a subscription agreement in the agreed form and as referred to in Clause 7;

"Shareholder Agreements"      means  agreements  executed  separately  from this
                              Agreement between the Purchaser  and  shareholders
                              of    the    Company   excluding   the   A   Group
                              Shareholders for the transfer of their individual holdings of shares and warrants in the Company to the Purchaser in exchange for Stock Units;

"the  Shares"                 means  the  3,079,225  ordinary   shares   of  10p
                              each in the capital of the Company beneficially owned by and registered in the names of the A
                              Group  Shareholders  in the proportions set out in
                              Schedule 1;

"Shareholders"                means  all  the  registered  holders  of  ordinary
                              shares of 10p each in the capital of the Company on the date of this Agreement, including the A
                              Group Shareholders;

"Stock Units"                 means  the   units  of   capital  or   shares   of
                              common stock of US$0.001 each of the Purchaser;

"Subsidiaries"                mean  the  wholly  owned  subsidiary  undertakings
                              of  the Company, details of which are contained in
                              Schedule 3;

"the  Warrants"               means  the  176,117  warrants  to  subscribe  for
                              ordinary shares of 10p each in the capital of the Company beneficially owned by and registered in the names of the A Group Shareholders as set out in Schedule 1, such warrants being constituted pursuant to a deed poll of the Company dated 9
                              September 2005;

"Warranties"                  means  the  warranties  extended  by  the  Parties
                              to each other set out in Clause 10 of and Schedule
                              2 to this Agreement.


1.2 Any reference, express or implied, to an enactment includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment before or after this Agreement; and;

     (b) any enactment which that enactment re-enacts (with or without modification; and;

     (c) any subordinate legislation made (before or after this Agreement) under any enactment, including one within (a) or (b) above;

     except to the extent that any legislation or subordinate legislation made or enacted after the date of this Agreement would create or increase a liability of the Shareholders under this agreement.

1.3 Words denoting persons shall include bodies corporate and unincorporated associations of persons.

        1.4 The headings in this Agreement do not affect its interpretation

1.5 A reference to a document being in the agreed form is to a document initialled by or on behalf of the Parties for the purposes of identification.

1.6 Save where specifically provided otherwise all obligations undertaken by more than one Party to this Agreement are undertaken severally.

2. The Exchange of Shares in the Company for Stock Units of the Purchaser
-------------------------------------------------------------------------

2.1 On the terms of this agreement, each of the A Group Shareholders shall sell, and the Purchaser shall buy, the numbers of the Shares and the Warrants set out opposite the respective names of the A Group Shareholders in Schedule 1 with full title guarantee, free from all Encumbrances and together with all rights that attach (or may in the future attach) to them including, in the case of the Shares, the right to receive all dividends and distributions declared, made or paid on them on or after the date of this Agreement

2.2 Each of the A Group Shareholders waives any right of pre-emption or other restriction on transfer in respect of the Shares and the Warrants or any of them conferred on him under the articles of association of the Company or otherwise .

2.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares and the Warrants unless the purchase of all the Shares and the Warrants is completed simultaneously.

3. The  Consideration
   ------------------

3.1 The aggregate consideration for the Shares and the Warrants shall be the issue and allotment to the A Group Shareholders on Completion of the numbers of Consideration Shares and Consideration Warrants set out opposite their respective names in Schedule 1.

3.2 The Consideration Shares shall be issued by the Purchaser credited as fully paid and non-. assessable and shall rank pari passu in all respects with the existing issued shares of common stock in the capital of the Purchaser in issue at Completion.

4. Restriction Provisions on Transfer/Sale of the Stock Units
   -----------------------------------------------------------

4.1 Each A Group Shareholder agrees not to dispose of any of the Consideration Shares before 20 January 2007, save pursuant to an offer made to all the holders of Stock Units in the Purchaser and thereafter only to dispose of Consideration Shares in accordance with the provisions of this Clause 4.

4.2     Between  20  July  2007  and  20  January  2008  each  A  Group
        Shareholder will (subject to such restrictions as shall apply under US Securities Laws) be permitted to sell a proportion of their holding of Consideration Shares. The proportion of Consideration SharP3 permitted to be sold by each A Group Shareholder will be based upon the average price of a Stock Unit on the NASDAQ OTC Bulletin Board for the five dealing days preceding 20 July 2007 as follows:

        4.2.1 If the average price of a Stock Unit is US$0.79 or less, each A Group Shareholder shall be entitled to sell their entire holding of Consideration Shares; or;

        4.2.2 If the average price of a Stock Unit is between US$0.80 and US$0.99, each A Group Shareholder shall be entitled to sell up to 25% of their holding of Consideration Shares .

        4.2.3 If the average price of a Stock Unit is between US$1.00 and US$1.49, each A Group Shareholder shall be entitled to sell up 20% of their holding of Consideration Shares.

        4.2.4 If the average price of a Stock Unit is greater than US$1.50, each Shareholder shall be entitled to sell up to 15% of their holding of Consideration Shares

4.3 After 20 January 2008, each A Group Shareholder will be able to dispose of their Consideration Shares free of any restrictions imposed by this Agreement, but subject to such restrictions as shall apply under US Securities Laws.

4.4 Each A Group Shareholder undertakes not to dispose of any Consideration Shares in the period from 20 July 2007 to 20 January 2008 without the prior approval by a majority of the board of the Purchaser and subject to such conditions as may be determined by the board of the Purchaser to ensure such disposal is made in accordance with the principle of Market Orderliness.

4.5 Each of the A Group Shareholders undertakes so far as he is able by the exercise of his rights as a director of the Purchaser and the holder of Stock Units to ensure that the Purchaser does not agree to the release of any Shareholder from their obligations to comply with the Restriction Provisions and to procure that the Purchaser enforces the Restriction Provisions by which each Shareholder is bound

5. The  Escrow
   -----------

During the 12 month period from the Completion Date, BG agrees that the voting rights attached to 5,047,130 of its holding of Stock Units shall be exclusively exercised in accordance with the directions of a majority of the A Group Shareholders given in writing.

6. The  Stock  Option  Plan
   ------------------------

6.1 The Company shall adopt the share option plan in the agreed form prior to Completion. The Parties shall procure the adoption of such share option plan by the Purchaser on Completion .

6.2 Pursuant to the share option plan, the Purchaser shall set aside options to purchase up to 5,225,000 Stock Units in the Purchaser at an option price of 0.20 per share for 7 years from the date of grant.

6.3 Following Completion, the Purchaser will file the share option plan with the Securities and Exchange Commission pursuant to registration requirements set out in S8 of the United States Securities Act 1933.

7. The  Private  Planing  and  Investor  Relations
   ------------------------------------------------

7.1 BG warrants that it has completed the provisional sale of 8,533,333 Stock Units in the Purchaser by way of the Private Placing, which Stock Units have been fully subscribed subject only to Completion. Immediately following Completion, BG will hold on trust for the benefit of and shall, when requested, transfer to the Purchaser the proceeds of the Private Placing amounting to US$5,120,000.

7.2 BG warrants to the Shareholders that the Purchaser has not, and is not subject to, any liabilities with regard to its business whatsoever whether known, actual, or contingent and BG shall pay to the Purchaser an amount equal to any liability of the Purchaser to any other person.

7.3 The A Group Shareholders and BG agree that following Completion, the Purchaser shall spend US$240,000 of the monies raised pursuant to Clause 71 on Investor Relations provided that the A Group Shareholders shall not be in breach of this Clause 7.3 to the extent that the board of directors of the Purchaser determine that such expenditure would not be in the best interests of the Purchaser.

8. Directors
   ---------

8.1 Upon Completion, BG will procure the resignation of John Briner as the sole director of the Purchaser and the appointment of each of the A Group Shareholders as directors of the Purchaser.

8.2 BG will have the right to nominate a director of the Purchaser for a 12 month period from the Completion Date. During the 12 month period, each of the A Group Shareholders agrees to exercise all votes exercisable by him as a director and/or shareholder of the Purchaser in favor of the appointment as a director of the Purchaser of such person as shall be nominated by BG in writing

9. Completion
   ----------

9.1 Completion shall take place immediately following the signing of this Agreement at the offices of Faegre & Benson LLP, 7 Pilgrim Street, London EC4V 6LB.

9.2 On the Completion each of the A Group Shareholders shall deliver or cause to be delivered to the Purchaser the following:

        9.2.1 signed stock transfer forms into the name of the Purchaser representing the Shares and the Warrants set out opposite his name in Schedule 1; and

        9.2.2 the share and warrant certificates for the Shares and the Warrants set out opposite his name in Schedule 1.

9.3 On Completion, the Purchaser shall deliver to each of the A Group Shareholders:

        9.3.1 Stock certificates in respect of the Consideration Shares to which such A Group Shareholder is entitled; and

        9.3.2 Warrants certificates in respect of the Consideration Warrants to which such A Group Shareholder is entitled;

        9.3.3 a certified copy of the resolution of the Purchaser authorising the allotment and issue of the Consideration Shares and the creation and issue of the Consideration Warrants pursuant to the deed poll of the Purchaser in the agreed form; and

9.4 The A Group Shareholders shall procure that a meeting of the directors of the Company is held on the Completion Date or as soon as reasonably practicable following Completion and in any event within 7 days of the Completion Date at which the directors shall approve for registration the transfers of the Shares and the Warrants to the Purchaser made in exchange for the shares and warrants in the Purchaser.

9.5 On and from Completion each of the Parties shall comply with its obligations under Clauses 5, 6, 7 and 8 of this Agreement.

10. Warranties
    ----------

10.1 The A Group Shareholders warrant to the Purchaser that save as Disclosed each of the statements set out in Part 1 of Schedule 2 is true and accurate in all material respects.

10.2 Liability for the A Group Warranties on the part of the A Group Shareholders shall be joint and several subject to the limitations set out in Clause 11 below,

10.3 Each of BG and the Purchaser warrants to the Shareholders that save as disclosed in the BG Disclosure Letter each of the statements set out in Part 2 of Schedule 2 is true and accurate in all material respects.

11. Limitations on Warranty Claims
    -------------------------------

11.1    The  Purchaser  acknowledges  and  agrees  with  the  A  Group
        Shareholders that;

        11.1.1 the A Group Warranties are the only warranties of any kind given by the A Group Shareholders upon which the Purchaser' may rely pursuant to this Agreement; and;

        11.1.3 at the time of entering in this agreement neither the Purchaser nor BG is aware of any matter or thing which is inconsistent with the A Group Warranties or constitutes a breach of any of them.

11.2 The liability of the A Group Shareholder's under or in respect of the A Group Warranties shall be limited as follows:

        11.2.1 the A Group Shareholders shall not be liable in respect of any Claim unless the amount of the Claim (or a series of Connected Claims) exceeds US$10,000 and for the purposes of this Clause 11 a Claim is connected with another Claim if they all arise out of the occurrence of the same event or relate to the same subject matter;

        11.2.2 the A Group Shareholders shall not be liable in respect of any Claim unless the amount of all Claims that are not excluded under Clause 11.2.1 when taken together exceeds US$50,000, and the A Group Shareholders shall be liable for the full amount recoverable subject to the limitations of this Clause;

        11.2.3 the maximum aggregate liability of the A Group Shareholder's for any Claims shall not exceed US$500,000;

        11.2.4 the maximum aggregate liability of each of the A Group Shareholders in respect of all and any Claims shall not exceed the amount set out their respective name below:

        Lyndon West        US$100,000
        Michael Scrutton   US$100,000
        David Jenkins      US$100,000
        Andrew Boetius     US$100,000
        Daniel Murphy      US$100,000


11.3 Except for Claims arising out of matters relating to taxes the A Group Shareholders shall cease to have any liability under or in respect of the A Group Warranties on the date which is 18 calendar months after the date of this Agreement, except in respect of a Claim of which the Purchaser has given written notice to the A Group Shareholders before such date. The liability of the A Group Shareholders in respect of any Claim of which notice is given by the Purchaser pursuant to this Clause shall terminate absolutely if proceedings in respect of the Claim have not been commenced within six months of date of service of the notice of that Claim under' this Clause. In the case of Claims relating to taxes, the A Group Shareholders shall cease to have any liability under or in respect of the A Group Warranties on the date which is 7 years after the date of this Agreement, except in respect of a Claim of which the Purchaser has given written notice to the A Group Shareholders before such date. The liability of the A Group Shareholders in respect of any Claim relating to taxes of which notice is given by the Purchaser pursuant to this Clause shall terminate absolutely if proceedings in respect of the Claim have not been commenced within six months of date of service of the notice of that Claim under this Clause.

11.4 If, in respect of any matter which would otherwise give rise to a breach of the A Group Warranties, the Purchaser and/or the Company and/or any of its Subsidiaries is entitled to make a claim under any policy of insurance, the amount of insurance monies to which the Purchaser and or the Company shall be entitled shall reduce pro tanto or shall extinguish the claim for breach of the A Group Warranties.

11.5 The limitations on Claims as set out in this Clause 11.1, 11.2 (excluding sub-Clause 11.2.4), 11.3 and the offset applied by 11.4 above shall apply equally to any Claims made by any Shareholder against BG and/or the Purchaser and such Clauses shall apply mutatis mutandis to any such Claims. For the avoidance of doubt, any such Claims against BG and/or the Purchaser would be limited to a maximum liability of US$500,000.

11.6 The A Group Shareholders expressly acknowledge that neither BG nor the Purchaser nor the Purchaser's officers or agents has agreed, warranted or represented or provided any assurance to them with respect to the tax implications of the transactions which are the subject of this Agreement or arising out of implementation of this Agreement.

11.7 Each of the A Group Shareholders agrees with the Purchaser and BG that whilst he remains a director of the Purchaser responsibility for all matters relating to any Claim by the Purchaser under the A Group Warranties shall be delegated to a committee of the board of the Purchaser comprising exclusively of independent directors (not being a member of the family of any A Group Shareholder) of the Purchaser and in the absence of any independent director of the Purchaser conduct of the enforcement of such Claim will be delegated to BG.

12. US  Security  Act  Provisions,
    -------------------------------

12.1 All Parties have agreed that the Stock Units transferred and/or allotted to the A Group Shareholders or issued pursuant to the exercise of Warrants are not transferred or allotted with the present view towards the distribution thereof. The A Group Shareholders covenant with BG and the Purchaser that they will not dispose of Stock Units in the Purchaser except:

        12.1.1 pursuant to an effective registration statement under the Securities Act of 1933, as amended; and/or;

        12.1.2 in any other transaction which is exempt from registration under the Securities Act of 1933, as amended, and complies with the rules and regulations of the Securities and Exchange Commission.

        12.2 In order to implement and enforce the above covenant an appropriate endorsement will be placed upon each of the certificates of Stock Units at the time of distribution of those certificates and stop transfer instructions shall be placed with the transfer agent for the Stock Units.

12.3 Each A Group Shareholder acknowledges that it is aware that Stock Units in the Purchaser transferred or allotted will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, each A Group Shareholder will probably have to retain such Stock Units for a period of at least one year and at the expiration of the one year period sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission.

12.4 Each A Group Shareholder acknowledges that it is aware the common shares issued upon the exercise of the warrants issued by the Purchaser will be subject to the resale restrictions under Rule 144 of United States Securities Act of 1933. As the common shares issued upon the exercise of warrants will not be issued pursuant to a registration statement the certificates representing the common shares will be stamped with a legend placing certain restrictions on transfer. The Stock Units will be deemed restricted and cannot be resold for at least one year from the date of issue. Thereafter, sales of such common shares will generally not be permitted unless:

        12.4.1 a public trading market then exists for the Stock Units of the Purchaser; and;

        12.4.2 adequate information concerning the Purchaser is then available to the public; and;

        12.4.3 the proposed disposition does not exceed more than 1% of the outstanding common shares of the Purchaser in any 90 days period.

12.5 To the extent that the restrictions set out in Clause 4 cease to apply to any Consideration Shares and provided the above conditions for sale are met, an A Group Shareholder may contact the board of the Purchaser, and the Purchaser and its solicitor will arrange to have the restrictive legend removed for the amount of shares they are permitted to sell pursuant to the restrictions on sale provided in this Agreement, provided that the Purchaser may, in the opinion of the solicitor to the Purchaser, lawfully remove such legend.

13. Taxation
    --------

13.1 The Parties intend that the acquisition of the Shares and Warrants in exchange for the Consideration Shares and the Consideration Warrants shall be a "tax free" exchange transaction pursuant to Section 368 (a)(i)(b) of the Internal Revenue code of the United States of America.

13.2 The Parties acknowledge that stamp duty of 0.5% will be payable on the stock transfer forms transferring the Shares and the Warrants to the Purchaser and that such stamp duty will be payable by the Purchaser.

14. Termination
    -----------

14.1 If the A Group Shareholders or the Purchaser fail to carry out any of their obligations or to deliver any of the documents which they respectively agree to deliver on Completion either party shall be entitled to terminate this Agreement by service of a notice in writing on the other before Completion but not otherwise.

15. Whole Agreement
    ---------------

15.1 This Agreement and the documents referred to in it contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the Parties relating to those transactions.

15.2 Each of the Parties acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, undertaking or other assurance except those set out in this Agreement,

16.  Third Party Rights
     ------------------

16.1 Subject to Clause 17.2, this Agreement and the documents referred to in it are made for the benefit of the Parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

16.2 The provisions of Clause 7 and 10.3 are intended to benefit all Shareholders, including the A Group Shareholders and shall be enforceable by them to the fullest extent permitted by law provided that no Shareholder other than an A Group Shareholder shall be permitted to bring any Claim against BG and/or the Purchaser in respect of Clause 7 or Clause 10.3 without the written consent of a majority of the A Group Shareholders.

17. Notices
    -------

17.1 Any notice or other document to be served under this Agreement may be delivered or set by first class recorded delivery post or telex or facsimile process to the Party to be served at its address appearing in this Agreement or at such other address as it may have notified to the other Parties in accordance with this clause.

17.2 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the telex or facsimile message was properly addressed and despatched and the correct answerback or identity code is received as the case may be.

18. General
    -------

18.1 Each of the obligations and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

18.2 None of the Parties shall be entitled to assign or transfer its rights or obligations under this Agreement without the prior written consent of the other Parties.

18.3 Any announcements concerning the transaction provided for in this Agreement by or on behalf of BG, the A Group Shareholders, the Purchaser or the Company shall be subject to the approval of the others except that the approval of the A Group Shareholders shall not be required as to any statements or information which the Purchaser submits to its stockholders.

19, Governing Law and Jurisdiction
    ------------------------------

19.1 This Agreement is governed by, and shall be construed in accordance with the laws of England. The Parties acknowledge that matters of corporate law and governance may be subject to application of the laws of the state of Nevada USA and/or US federal state laws or regulations governing securities transactions, Any such issues in relation to Nevada/US law arising in disputes between the Parties shall be determined by the English courts based on expert evidence.

19.2 BG and the Purchaser submits to the exclusive jurisdiction of the English courts for. all purposes relating to this Agreement.

AS WITNESS WHEREOF this Agreement has been signed by and on behalf of the Parties the day and year first before written


Signed by DAVID JENKINS  ) /s/ DAVID JENKINS
in the prince of         )

WITNESS SIGNATURE: /s/ Pamela Jenkins

WITNESS NAME:     Pamela Jenkins

WITNESS ADDRESS:   13911 Asper Cove CT, Houston Texas  17077


Signed by MIKE SCRUTTON  )/s/ MIKE SCRUTTON
in the presence of       )

WITNESS SIGNATURE: /s/ Anthony Gordon

WITNESS NAME:      Anthony Gordon

WITNESS ADDRESS: 7 Dilynn, London EU GLB




Signed by LYNDON WEST ) /s/ LYNDON WEST
in the presence of    )

WITNESS SIGNATURE: /s/ Anthony Gordon

WITNESS NAME:      Anthony Gordon

WITNESS ADDRESS: 7 Dilynn, London EU GLB




Signed by ANDREW BOETIUS    )/s/ ANDREW BOETIUS
in the presence of          )

WITNESS SIGNATURE: /s/ Anthony Gordon

WITNESS NAME:      Anthony Gordon

WITNESS ADDRESS: 7 Dilynn, London EU GLB



Signed by DANIEL MURPHY  )/s/ DANIEL MURPHY
in the presence of       )

WITNESS SIGNATURE: /s/ Anthony Gordon

WITNESS NAME:      Anthony Gordon

WITNESS ADDRESS: 7 Dilynn, London EU GLB

Signed by
for and on behalf of /s/ John Briner
BRINER GROUP INC
in the presence of       )

WITNESS SIGNATURE: /s/ Esther Briner

WITNESS NAME:      Esther Briner

WITNESS ADDRESS: 1723 Alberni ST. vANCOUVER  , BC V6C1E1


Signed by
for and on behalf of /s/ John Briner
INDEX OIL AND GAS INC.
in the presence of       )

WITNESS SIGNATURE: /s/ Esther Briner

WITNESS NAME:      Esther Briner

WITNESS ADDRESS: 1723 Alberni ST. vANCOUVER  , BC V6C1E1


                            The Group A Shareholders
                                Shares & Warrants
                 Consideration Shares and Consideration Warrants


Name                       No of             No of            Consideration           Consideration
                           Shares            Warrants         Shares                  Warrants


Lyndon West                1,383,142         93,238           3,951,442                  266,380
Orchards Farm,
Golden Valley,
Upleadon,
Gloucestershire,
GL18 1HN

Michael Scrutton             858,507         11,584           2,452,634                   33,095
43 Marine Drive,
Rhyl,
Denbighshire,
LL18 3AY

David Jenkins                346,294          4,389             989,313                   12,539
13911 Aspen Cove
Court,
Houston,
Texas 77077,
USA

Andrew Boetius               361,312         43,573           1,032,217                  124,482
10 Portman Close,
St Albans,
Hertfordshire,
AL4 9TW

Daniel Murphy              130,000           23,333             371,391                   66,662
New Hextalls West,
Hextalls Lane,
Bletchingley,
Surrey Ml 4OT

                              1. A Group Warranties

1.1 The Company is a company validly existing under the laws of England with full power to conduct its business as presently conducted and is duly entitled either directly or through the Subsidiaries to conduct its business in any jurisdiction or locality in which it currently operates.

1.2 The issued and allotted share capital of the Company comprises 7,916,232 ordinary shares of lop each. The Company has issued and there remain outstanding 333,923 warrants of the Company, each of which entitles the holder to subscribe for one ordinary share of 10p each in the capital of the Company, such warrants being constituted pursuant to the deed poll of the Company dated 9 September 2005, a copy of which is Disclosed.

1.3 The statutory books of the Company contain a list of the current directors, secretaries and shareholders of the Company and have been kept up to date and maintained in accordance with the requirements of English law and all statutory filings have been made on time and without penalty.

1.4 The Subsidiaries are wholly owned subsidiary undertakings of the Company and there are no other companies in which the Company has an interest.

1.5 The execution and delivery of this Agreement by the A Group Shareholders does not contravene any provision of the Company's Memorandum and Articles of Association or any provision thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgement or decree to which the Company is a party, or by which it is bound, and so far as the A Group Shareholders are aware will not contravene any other restriction of any kind or character to which the Company is subject.

1.6 The management accounts of the Company which are Disclosed (the "Management Accounts") were prepared on a basis consistent with those adopted in the preparation of the audited financial statements of the Company for the period ended 31 March 2004 and in accordance with UK Generally Accepted Accounting Principles and fairly present the assets and liabilities and the profits and losses of the Company as at and for the period to 30 September 2005 (the "Management Accounts Date") .

1.7 All accounts receivable (net of reserves for doubtful payments if any) as shown in the Management Accounts and any such accounts receivable becoming due since the Management Accounts Date are collectable in the normal course of business.

1.8 The Company has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the Statement Date (except as disposed of in the normal course of business since the Statement Date) free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on the balance sheet as of the Statement Date and, in the case of real properties except for rights of way and easements which do not adversely affect the use of such property.

1.9 The Company is either the owner of or' entitled to the benefit of the oil and gas leases, contracts, agreements and licences and/or other arrangements more particularly set out in Schedule A to a Letter of Intent dated 22"d November 2005 entered into between the Company and BG.

1.10 There are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose before, or relate to any transaction of the Company occurring prior to, the Management Accounts Date, which are not disclosed by or reflected in the Management Accounts, There are no such liabilities of the Company which have arisen or relate to any transaction of the Company occurring since the Management Accounts Date, other than normal liabilities incurred in the normal conduct of the business of the Company, and none of which have a material adverse effect on the business or financial condition of the Company

1.11    Since the Statement Date:-

        1.11.1 there have been no material and adverse change in the financial or trading position of the Company;

        1.11.2 the business of the Company has been carried on in the ordinary course;

        1.11.3 no dividend or other distribution has been declared, paid or made by the Company;

        1.11.4  no loans or extensions to existing loans have been incurred;

        1.11.5 no material changes have been made to the emoluments of employment of any employees or fees paid to directors;

        1.11.6 no capital commitments have been entered into by the Company to spend monies in excess of US$50,000.

        1.11.7 The Company has submitted all returns and supplied all information and given all notices to the Inland Revenue and HM Customs and Excise and all other relevant taxation or excise authorities whether of the United Kingdom or any other jurisdiction as reasonably required by law and none of such returns are, so far as the A Group Shareholders are aware, the subject of any material despite nor so far as the A Group Shareholders are aware are likely to become the subject of any material dispute. All corporation tax, capital gains tax, income tax deductions, national insurance contributions and all foreign taxes contributions and levies properly due and payable have been fully paid and discharged and there are no unpaid taxes and/or contributions which are or which could become a charge on the Company's assets except as provided in the Management Accounts.

1.12 So far as the A Group Shareholders are aware, the Company has obtained all material licences, permissions, authorisations and consents required for the carrying on of the business now carried on by the Company in the places and in the manner in which the business is now carried on.

1.13 The Company has not received notice that it is in default under any material licence, permission, authorisation or consent.

1.14 The Company has not received notice that it is in violation of, or in default with respect to any statute, regulation, order, decree or judgement of any court or any governmental agency of the jurisdiction in which it is incorporated which could have a material and adverse effect upon its assets or its business.

1.15 The Company has not received any written notice that it is in violation of any environmental law in any jurisdiction in which it operates and the Company is not the subject of any litigation concerning environmental law nor has it received any correspondence whatsoever' that it reasonably believes might precede such litigation.

1.16 The Company is either the owner of or in possession of duly executed and enforceable licences in respect of all intellectual property which it uses in the course of its business and no notice has been received that the Company or its operations are in breach of any third party intellectual property rights.

                           2. The Purchaser Warranties

2.1 The Purchaser is a corporation duly organised, validly existing and in good standing under the laws of the State of Nevada, USA with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.

2.2 The Purchaser is listed and registered as a company on the NASDAQ OTC Bulletin Board and is compliant with all rules and regulations issued by relevant regulatory authorities.

2.3 The outstanding shares of the Purchaser are legally and validly issued, fully paid and non-assessable. Save pursuant to the Private Placing, no right has been granted to any person to require the Purchaser to issue any share or loan capital and no Encumbrance has been created in favour of any person affecting any unissued shares or debentures or other unissued securities of the Purchaser.

2.4 The minute book of the Purchaser contains complete and accurate records of all meetings and other corporate actions of the shareholders and the board of directors (and any committee thereof) of the Purchaser. The books and records of the Purchaser required to be maintained by it have been kept up to date and maintained in accordance with the requirements of all applicable laws and all filings required to be made by the Purchaser under all applicable laws have been made on time and without penalty.

2.5 The shares of common stock of the Purchaser when allotted to the Shareholders will have been duly and validly authorised and issued by the Purchaser and will be fully paid and non assessable.

2.6 The minute book contains a list of the officers, directors and shareholder's of the Purchaser and copies of the articles of incorporation and by-laws currently in effect of the Purchaser have been delivered to the Purchaser and are Disclosed.

2.7 The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the articles of incorporation or' byelaws of the Purchaser, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or' decree to which the Purchaser is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject..

2.8 The authorised capital stock of the Purchaser is 75,000,000 units of stock of US$0.001 each, of which 23,092,000 shares of such stock are issued and outstanding and beneficially owned and registered in the name of BG.

2.9 On Completion the Purchaser will have no debts or other liabilities of whatsoever nature.

2.10 Purchaser has taken all necessary steps to comply with all applicable state and federal securities laws and regulations and to the best of BG's and the Purchaser's knowledge there is no litigation, arbitration, governmental or other proceeding (formal or informal) claim or investigation pending or threatened, with respect to the Purchasers compliance with any and all applicable securities laws and regulations. The Purchaser has in the conduct of its business and (without limiting the foregoing) in effecting the Private Placing complied with all applicable laws, regulations and codes of conduct (whether statutory or otherwise) of all relevant jurisdictions and no governmental or official investigation or enquiry concerning the Purchaser is in progress or threatened and there are no circumstances which are likely to give rise to any such investigation or enquiry.

2.11 The execution and performance of this Agreement and the issuance of stock contemplated hereby, including stock that may be issued upon the exercise of any option agreements, has been authorised by the board of directors of Purchaser.

2.12 The Shareholders have been provided with statements concerning the financial position of the Purchaser. Since the date of the Management Accounts, except as disclosed in writing, there has not been any material change in the financial position or assets of the Purchaser.

2.13 The information contained in all announcements made by or on behalf of the Purchaser since 22 November 2005 is true complete and accurate in all material respects_

2.14    The Purchaser has no employees.

                                        Schedule 3
                                             List of Subsidiaries


Index Investments North America Inc

Index Oil & Gas (USA), LLC

Index Offshore, LLC

All with a business address of 10,000 Memorial Drive, Suite 440, Houston, Texas 77024, USA

                                   Schedule 4


                               Warrant Instrument